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                                                                     EXHIBIT 4.3

                        FORM OF FIXED RATE DEBT SECURITY


                   (FORM OF FACE OF FIXED RATE DEBT SECURITY)

[IF DEBT SECURITY IS A GLOBAL DEBT SECURITY, INSERT THE FOLLOWING:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY") OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


No. ______  $_____________
                                                            CUSIP No. _______

                                GTE CORPORATION

                           [TITLE OF DEBT SECURITY]

          GTE CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Corporation"), for value received, hereby promises to pay to ________________________________________, or registered assigns, the principal sum of _______________________ Dollars [*SUBSTITUTE FOREIGN CURRENCY HERE IF DENOMINATED IN OTHER THAN U.S. DOLLARS.*] on ______________, and to pay interest on said principal sum from ______________, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on ______________ and ______________ in each year at the rate of ______% per annum until the principal hereof shall have become due and payable, and on any overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The interest installment so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture hereinafter referred to, be paid to the person in
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whose name this Debt Security(or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the ______________ or ______________, as the case may be (whether or not a business day), next preceding such interest payment date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and may be paid to the person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debt Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. The principal of and the interest on this Debt Security shall be payable at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the registered holder at such address as shall appear in the Security Register.

          This Debt Security shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

          The provisions of this Debt Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Corporation has caused this Instrument to be executed.


                                     GTE CORPORATION



                                     By:__________________________
                                               Chairman


Attest:


__________________________
         Secretary



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                    (FORM OF CERTIFICATE OF AUTHENTICATION)
                         CERTIFICATE OF AUTHENTICATION

Dated ___________________


        This is one of the Debt Securities of the series of Securities described in the within-mentioned Indenture.


                             The Bank of New York,
                                   as Trustee



                         By: __________________________
                              Authorized Signatory

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                       (FORM OF REVERSE OF DEBT SECURITY)


          This Debt Security is one of a duly authorized series of Securities of the Corporation (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 1, 1996, duly executed and delivered between the Corporation and The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (herein referred to as the "Trustee"), as heretofore supplemented and amended (said Indenture as so supplemented and amended being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Debt Security is one of the series designated on the face hereof (herein called the "Debt Securities") limited in aggregate principal amount to $___,000,000 (or the equivalent thereof in the case of foreign currencies or currency equivalents).

          In case an Event of Default, as defined in the Indenture, with respect to the Debt Securities shall have occurred and be continuing, the principal of all of the Debt Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debt Security and of any issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any

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notation of such consent or waiver is made upon this Debt Security.

          No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debt Security at the time and place and at the rate and in the money herein prescribed.

          The Debt Securities are issuable as registered Debt Securities without coupons. [*IF THE ISSUE IS DENOMINATED IN U.S. DOLLARS, INSERT THE FOLLOWING:
The Debt Securities shall be in denominations of $l,000 or any multiple of $l,000.*] [*IF THIS DEBT SECURITY IS A GLOBAL DEBT SECURITY, INSERT THE
FOLLOWING: This Debt Security may be exchanged, upon presentation thereof for the purpose, at the office or agency of the Corporation in the Borough of Manhattan, The City of New York, for other Debt Securities of authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charges in relation thereto. [*IF THIS DEBT SECURITY IS A GLOBAL DEBT SECURITY, INSERT THE
FOLLOWING: If at any time the Depository for the Debt Securities notifies the Corporation that it is unwilling or unable to continue as Depository for the Debt Securities or if at any time the Depository for the Debt Securities shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depository for the Debt Securities is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such condition, as the case may be, Section 2.11 of the Indenture shall no longer be applicable to the Debt Securities and the Corporation will execute, and the Trustee will authenticate and deliver, Debt Securities in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security representing such Debt Securities, in exchange for such Global Security. In addition, the Corporation may at any time determine that the Debt Securities shall no longer be represented by a Global Security and that the provisions of Section 2.ll of the Indenture shall no longer apply to the Debt Securities. In such event the Corporation will execute, and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Corporation, will authenticate and deliver, in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security, representing such Debt Securities, in exchange for such Global Security. Upon the exchange of the Global Security for the Debt Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Debt Securities in definitive registered form issued in exchange for the Global Security pursuant to Section 2.11(c) of the Indenture shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debt Securities to the persons in whose names such Debt Securities are so registered, or to the Depository for delivery to such persons.*]

          [The Debt Securities will not be redeemable prior to maturity.]

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

                                       OR

          [The Debt Securities may not be redeemed prior to ________________. The Debt Securities may be redeemed on not less than 30 nor more than 60 days prior notice given as provided in the Indenture, as a whole or from time to time in part, at the option of the Corporation, on any date or dates on or after ______________, and prior to maturity, at the applicable percentage of the principal amount thereof to be redeemed as set forth below under the heading "Redemption Price" during the respective twelve month periods beginning ____ of the years shown below:

                                   Year      Redemption Price
                                   ----      ----------------
                                                    %

together, in each case, with accrued interest to the date fixed for redemption (each a "Redemption Date")(but if the Redemption Date is an Interest Payment Date, the interest installment payable on such date shall be payable to the holder at the close of business on the applicable Record Date). In the event of redemption of this Debt Security in part only, a new Debenture of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Debt Security shall be issued in the name of the holder hereof upon the presentation and surrender hereof.]

                                       OR

          [The Debt Securities may be redeemed on not less than 30 nor more than 60 days prior notice given as provided in the Indenture, as a whole or from time to time in part, at the option of the Corporation, at a redemption price equal to the greater of (i) 100% of the principal amount thereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus ___ basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

          "Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as "Statistical Release H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

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

          "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Debt Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debt Securities.

          "Independent Investment Banker" means ___________________________ or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Indenture Trustee.

          "Comparable Treasury Price" means (i) the average of three Reference Treasury Dealer Quotations for such redemption date, or (ii) if the Independent Investment Banker is unable to obtain three such Reference Treasury Dealer Quotations, the average of all such quotations obtained.

          "Reference Treasury Dealer" means (i) ___________________________,
___________________________ and ___________________________, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker and approved in writing by the Corporation.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.]

          As provided in the Indenture and subject to certain limitations therein set forth, this Debt Security is transferable by the registered holder hereof on the Security Register of the Corporation, upon surrender of this Debt Security for registration of transfer at the office or agency of the Corporation to be maintained by the Corporation in the Borough of Manhattan, The City of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Debt Security, the Corporation, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debt Security shall be overdue and notwithstanding

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any notice of ownership or writing hereon made by anyone other than the Security
Registrar) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any) and interest due hereon and for all other purposes, and neither the Corporation nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary. [*IF
THIS DEBT SECURITY IS A GLOBAL DEBT SECURITY, INSERT THE FOLLOWING:
Notwithstanding the foregoing, except as otherwise provided in Section 2.11 of the Indenture, this Debt Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.*]

          No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

[*INSERT IF GLOBAL DEBT SECURITY - The Depository by acceptance of this Global Debt Security agrees that it will not sell, assign, transfer or otherwise convey any beneficial interest in this Global Debt Security unless such beneficial interest is in an amount equal to an authorized denomination for Debt Securities of this series.*]


          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

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